Exhibit 99.1

Intrusion Inc. to Host Business Update Call on October 9, 2024

PLANO, Texas, October 7, 2024 (ACCESSWIRE) – Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, will host a business update call on Wednesday, October 9, 2024, at 4:15 p.m. Eastern Daylight Time to provide a corporate update on Intrusion’s continued customer traction, recent business activities, and review the Company’s preliminary revenue results for the third quarter ended September 30, 2024. Participating on the call will be Tony Scott, CEO, and Kimberly Pinson, CFO.

Analysts and investors who would like to join the live call for Q&A via teleconference are invited to dial in using the following information:

Date: Wednesday, October 9, 2024
Time: 4:15 p.m. EDT
United States (Toll-Free): +1-888-506-0062
International: +1-973-528-0011

Access Code: 147785

Webcast Registration: https://www.webcaster4.com/Webcast/Page/3014/51394

A telephone replay of the conference call will be available after the conference call through October 23, 2024. The replay can be accessed by dialing +1-877-481-4010 and using the passcode 51394. International callers should dial +1-919-882-2331 and enter the same passcode at the prompt.

About Intrusion, Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitations, comments about the performance of protections provided by our Intrusion Shield product and any other words that react to management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof. They involve several risks and uncertainties, including, without limitation, the chances that our products and solutions do not perform as anticipated or do not meet with widespread market acceptance. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking.

IR Contact

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.